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Exhibit 23.2

Consent of Independent Registered Accounting Firm

The Board of Directors
Metaldyne Corporation:

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 33-55837 and 333-66307), Form S-4 (Registration No. 333-99569), and Form S-8 (Registration Nos. 333-64531, 333-74875, and 333-86248) of Metaldyne Corporation of our report dated March 31, 2005 with respect to the consolidated balance sheets of Metaldyne Corporation as of January 2, 2005, and the related consolidated statements of operations, stockholders' equity and other comprehensive income, and cash flows for the year then ended, and the related financial statement schedule, and July 22, 2005 as to Note 15, which report appears in the January 2, 2005 annual report on Form 10-K of Metaldyne Corporation. Our report refers to the Company's change in method of accounting for its redeemable preferred stock to conform with Statement of Financial Accounting Standards No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity.

/s/ KPMG
Detroit, Michigan
July 22, 2005

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Consent of Independent Registered Accounting Firm